EXHIBIT 10.2


                       FIRST AMENDMENT TO RIGHTS AGREEMENT
                                     BETWEEN

                          SENTRY TECHNOLOGY CORPORATION
                                       AND
                     AMERICAN STOCK TRANSFER & TRUST COMPANY


          This Agreement, made as of this 8th day of August, 2000 between Sentry Technology Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York banking corporation (the "Rights Agent"), amends the Rights Agreement dated as of July 23, 1999 between the Company and the Rights Agent (the "Rights Agreement").

          WHEREAS, the Company and Dutch A & A Holding B.V., a Netherlands corporation ("Purchaser"), intend to enter into a Stock Purchase Agreement (the "Purchase Agreement") pursuant to which, among other things, Purchaser shall have the right to acquire new shares of the Company's Common Stock, par value $0.001 per share, representing up to 60% of the shares of Common Stock outstanding at the time of acquisition (the "Acquisition"). The Board of Directors of the Company has approved the Purchase Agreement and the issuance of such Common Stock, subject to stockholder approval and the satisfaction of the other conditions set forth in the Purchase Agreement.

          WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in order to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing;

          NOW THEREFORE, intending to be legally bound, the Company and the Rights Agent hereby agree that the Rights Agreement is hereby amended as set forth below:

          1. Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

          Notwithstanding anything in this Rights Agreement to the contrary, neither Dutch A&A Holdings B.V. (the "Purchaser"), nor any Affiliates or Associates of the Purchaser, individually or collectively, shall be deemed to be an "Acquiring Person" solely as a result of (i) the announcement, approval, execution or delivery of the Purchase Agreement, (ii) the consummation of the Acquisition or (iii) the consummation of the other transactions contemplated by the Purchase Agreement.

          2. The following Sections 1(b) and 1(v) are inserted into the Rights Agreement, and all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered subsections are changed to refer to such subsections as if renumbered:

               1(b) "Acquisition" shall mean the purchase of Common Stock by the Purchaser or any assignee of the Purchaser pursuant to the terms and conditions of the Purhase Agreement.

               1(v) "Purchase Agreement" shall mean the Securities Purchase Agreement by and between Purchaser and Sentry Technology Corporation, dated as of August 8, 2000.

          3. Section 1(cc) of the Rights Agreement is hereby renumbered as
Section 1(ee) and is amended to add the following sentence at the end thereof:

          Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Purchase Agreement, (ii) the consummation of the Acquisition or (iii) the consummation of the other transactions contemplated in the Purchase Agreement shall be deemed to be a Section 11(a)(ii) Event.

          4. Section 1(hh) of the Rights Agreement is hereby renumbered as
Section 1(jj) and is amended to add the following sentence at the end thereof:

          Notwithstanding anything in this Rights Agreement to the contrary, a "Stock Acquisition Date" shall not be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Purchase Agreement, (ii) the consummation of the Acquisition or (iii) the consummation of any of the other transactions contemplated by the Purchase Agreement.

          5. Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

          Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Purchase Agreement, (ii) the consummation of the Acquisition or (iii) the consummation of any of the other transactions contemplated by the Purchase Agreement.

          6. Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:

          Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Purchase Agreement, (ii) the consummation of the Acquisition or (iii) the consummation of the other transactions contemplated in the Purchase Agreement shall be deemed to be an event described in this
          Section 11(a)(ii) and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 11.

          7. Section 13(d) of the Rights Agreement is amended to add the following sentence after the first sentence thereof:

          Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the announcement, approval, execution or delivery of the Purchase Agreement, (ii) the consummation of the Acquisition or (iii) the consummation of the other transactions contemplated in the Purchase Agreement shall be deemed to be an event described in this
          Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 13.

          8. EFFECTIVENESS. This Amendment shall be deemed effective as of August 8, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          9. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                SENTRY TECHNOLOGY CORPORATION

By:    /s/ Peter Mundy                 By:  /s/ Anthony H.N. Schnelling
       ---------------------------        ----------------------------------
Name:  Peter Mundy                     Name:   Anthony H. N. Schnelling
Title: Secretary                       Title:  Interim Chief Executive Officer


Attest:                                AMERICAN STOCK TRANSFER &
                                       TRUST COMPANY

By:      /s/ Rosie Rosenbloom          By: /s/ Isaac J. Kagan
         -------------------------       -----------------------------------
Name:    Rosie Rosenbloom              Name:   Isaac J. Kagan
Title:   Vice President                Title:  Vice President